UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AMGEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

Dear Valued Amgen Stockholder:

You should have received your proxy materials in connection with the Amgen Inc. Annual Meeting of Stockholders to be held on May 19, 2023. According to our latest records, your vote instruction for this meeting has not yet been received. Your vote is extremely important, no matter how many shares you hold. If you have not yet voted, please vote today.

If you have received more than one notice, proxy card, or voting instruction form, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please sign and return each card or, if you elect to vote by telephone or Internet, submit one proxy for each notice, proxy card, or voting instruction form that you receive.

Please vote as soon as possible by following the instructions below. For the reasons set forth in the 2023 Proxy Statement, dated April 6, 2023, the Board of Directors recommends that you vote:

 Item 1: “FOR” each director nominee;

 Item 2: In support of “ONE YEAR” on the advisory vote for the frequency of future stockholder advisory votes to approve executive compensation;

 Item 3: “FOR” the advisory vote to approve our executive compensation; and

 Item 4: “FOR” the ratification of the selection of the independent registered public accountants.

We urge you to review the proxy materials at www.proxyvote.com and vote your shares promptly even if you plan to attend the Annual Meeting of Stockholders.

THREE EASY WAYS TO VOTE

Vote by telephone or online until 11:59 P.M. Eastern Time on May 18, 2023 for shares held directly and by 11:59 P.M. Eastern Time on May 16, 2023 for shares held in plans sponsored by Amgen or its subsidiaries.

If your proxy has already been voted, you do not need to vote again and please disregard this letter. We appreciate your support and continuing interest in Amgen Inc.

Thank you for your vote!